                                                                  Exhibit 3.2(w)

                       SECOND AMENDMENT TO REGULATIONS OF
                        ASHTON HOUSTON DEVELOPMENT L.L.C.

     THIS SECOND AMENDMENT TO REGULATIONS OF ASHTON HOUSTON DEVELOPMENT L.L.C. (this "Amendment") is made and entered into by and among ASHTON WOODS USA L.L.C., a Nevada limited liability company ("Ashton USA"), ASHTON HOUSTON RESIDENTIAL L.L.C., a Texas limited liability company ("AHR"), ELLY NEVADA, INC., a Nevada corporation ("Elly NV"), NORMAN NEVADA, INC., a Nevada corporation ("Norman NV"), LARRY NEVADA, INC., a Nevada corporation ("Larry NV"), BRUCE NEVADA, INC., a Nevada corporation ("Bruce NV"), HARRY NEVADA, INC., a Nevada corporation ("Harry NV"), SEYMOUR NEVADA, INC., a Nevada corporation ("Seymour NV"), and HAYDN NEVADA, INC., a Nevada corporation ("Haydn NV").

                                    RECITALS:

     A. Elly NV, Norman NV, Larry NV, Bruce NV, Harry NV, Seymour NV, and
Haydn NV have heretofore entered into Regulations of Ashton Houston Development L.L.C. (the "Original Regulations") dated as of May 26, 1994, creating Ashton Houston Development L.L.C., a Texas limited liability company (the "Company").

     B. As permitted by the Original Regulations, Bruce NV, Harry NV, Seymour NV, and Haydn NV transferred all of their right, title, and interest in and to the Company to Little Shots Nevada L.L.C., a Nevada limited liability company ("Little Shots").

     C. As permitted by the Original Regulations, Elly NV, Norman NV, Larry NV, and Little Shots transferred all of their right, title, and interest in and to the Company to Ashton USA.

     D. The Original Regulations were amended by First Amendment to Regulations of Ashton Houston Development L.L.C. dated May 31, 1999 (collectively, the "Regulations").

     E. As permitted by the Regulations, Ashton USA transferred all of its right, title, and interest in and to the Company to AHR.

     F. AHR, for good and valuable consideration, has made Elly NV, Norman NV, Larry NV, Bruce NV, Harry NV, Seymour NV, and Haydn NV special members of the Company.

     G. The parties hereto desire to amend the Regulations to (i) reflect the transfers described above, (ii) provide for the admission of AHR as a member of the Company, (iii) provide for the admission of Elly NV, Norman NV, Larry NV, Bruce NV, Harry NV, Seymour NV, and Haydn NV as special members of the Company, and (iv) provide for a special allocation of the profits and cash distributions attributable to Ashton Southern Trails Joint Venture, a Texas joint venture ("Ashton Trails"), to the special members of the Company.

     H. Capitalized terms, not specifically defined in this Amendment, shall have the meanings given such terms in the Regulations.

     NOW, THEREFORE, for and in consideration of the premises and the respective agreements set forth herein, the parties hereto agree as follows:

     1. The transfers described in Recitals E and F above are hereby approved.

     2. AHR is hereby admitted as a Member of the Company and the parties hereto recognize that Ashton USA has withdrawn as a Member of the Company.

     3. Elly NV, Norman NV, Larry NV, Bruce NV, Harry NV, Seymour NV, and Haydn NV (hereinafter referred to collectively as the "Special Members" and individually as a "Special Member") shall be admitted as special members of the Company.

     4. The Special Members shall in no way participate in the management and operation of the business of the Company nor, except as set forth below, shall the Special Members share in the allocations and/or distributions of the Company pursuant to Article V of the Regulations. The only rights that the Special Members shall be entitled are to a special allocation of fifty percent (50%) of the profits and cash distributions of the Company attributable to the Company's "Class B Venture Interest," as such term is defined in the Amended and Restated Joint Venture Agreement of Ashton Southern Trails Joint Venture (the "Ashton Trails Agreement") dated as of January 7, 2004, which fifty percent (50%) of the allocation of profit and distribution of cash shall be divided among the Special Members, as set forth below:

Special Member   Allocation of Profit   Distribution of Cash
--------------   --------------------   --------------------
Elly NV                 30-1/6                 30-1/6
Norman NV               30-1/6                 30-1/6
Larry NV                 5                      5
Bruce NV                 9-1/6                  9-1/6
Harry NV                 9-1/6                  9-1/6
Seymour NV               9-1/6                  9-1/6
Haydn NV                 7-1/6                  7-1/6

In no event shall the Special Members participate in the allocations and/or distributions of the Company attributable to the Company's "Class A Venture Interest" (as such term is defined in the Ashton Trails Agreement) in Ashton Trails or attributable to the Company's remaining undivided fifty percent (50%) interest in the Company's "Class B Venture Interest" in Ashton Trails.

     5. The Sharing Ratios and funding commitments of the Members set forth on Exhibit "A" to the Regulations shall be as follows:

          Sharing Ratio and
Member   Funding Commitment
------   ------------------
AHR             100%

     6. Any and all notices, demands, requests, or other communications permitted or required to be given to AHR or any of the Special Members pursuant to the Regulations shall be delivered to AHR or any of the Special Members in the manner provided in the Regulations, at the following address:

          3751 Victoria Park Avenue
          Toronto, Ontario M1W 3Z4
          Canada

     7. By execution of this Amendment, AHR and the Special Members agree to be bound by the terms and provisions of the Regulations, as amended hereby.

     8. Except as amended hereby, the terms and provisions of the Regulations shall remain unchanged and shall continue in full force and effect.

     EXECUTED as of January 7, 2004.

                                             MEMBER:

                                             ASHTON HOUSTON RESIDENTIAL L.L.C.,
                                             a Texas limited liability company


                                             By: /s/ Elly Reisman
                                                 -------------------------------
                                                 Elly Reisman, Manager


                                             By: /s/ Bruce Freeman
                                                 -------------------------------
                                                  Bruce Freeman, Manager


                                             By: /s/ Seymour Joffe
                                                 -------------------------------
                                                 Seymour Joffe, Manager


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, Manager

                                             WITHDRAWING MEMBER:

                                             ASHTON WOODS USA L.L.C.,
                                             a Nevada limited liability company


                                             By: /s/ Bruce Freeman
                                                 -------------------------------
                                                 Bruce Freeman, Manager


                                             By: /s/ Seymour Joffe
                                                 -------------------------------
                                                 Seymour Joffe - Manager


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum - Manager

                                             SPECIAL MEMBERS:

                                             ELLY NEVADA, INC.,
                                             a Nevada corporation


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, Vice President


                                             NORMAN NEVADA, INC.,
                                             a Nevada corporation


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, Vice President


                                             LARRY NEVADA, INC.,
                                             a Nevada corporation


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, Vice President


                                             BRUCE NEVADA, INC.,
                                             a Nevada corporation


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, Vice President


                                             HARRY NEVADA, INC.,
                                             a Nevada corporation


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, President


                                             SEYMOUR NEVADA, INC.,
                                             a Nevada corporation


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, Vice President


                                             HAYDN NEVADA, INC.,
                                             a Nevada corporation


                                             By: /s/ Harry Rosenbaum
                                                 -------------------------------
                                                 Harry Rosenbaum, Vice President